Exhibit 99.1

PRESS RELEASE

Contact:	Robyn Brown
Vice President, Investor Relations
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS SECOND QUARTER AND FIRST HALF 2008 FINANCIAL
RESULTS AND RAISES FULL YEAR TOP LINE GUIDANCE

PARSIPPANY, NJ – July 23, 2008 – The Medicines Company (NASDAQ: MDCO) today announced its financial results for the second quarter and first half of 2008.

Financial highlights for the second quarter of 2008:

•                  Net revenue increased by 54% to $86.7 million for the second quarter of 2008 from $56.4 million for the second quarter of 2007.

•                  Angiomax® (bivalirudin) U.S. sales increased by 53% to $84.5 million for the second quarter of 2008 from $55.2 million for the second quarter of 2007.

•                  Angiomax/Angiox international net revenue in the second quarter of 2008 increased $1.0 million to $2.2 million compared to $1.2 million in the second quarter of 2007.

•                  Net income for the second quarter of 2008 was $4.1 million, or $0.08 per share, compared to net income of $0.8 million, or $0.02 per share, for the second quarter of 2007.

•                  Excluding stock-based compensation expense and non-cash income taxes, the Company reported second quarter of 2008 non-GAAP net income of $14.5 million, or $0.28 per share, compared to non-GAAP net income of $5.1 million, or $0.10 per share, for the second quarter of 2007.

John Kelley, President and Chief Operating Officer, stated, “We continue to execute our Angiomax strategy to gain market share and further penetrate the PCI market.  We look forward to hearing from the FDA on our Cleviprex submission and continue to build our European infrastructure which will lead to multiple revenue sources in the near

The Medicines Company   8 Campus Drive   Parsippany, New Jersey 07054   Tel: (973)656-1616   Fax: (973)656-9898

future.”

Financial highlights for the first half of 2008:

•                  Net revenue increased by 35% to $166.2 million for the first half of 2008 from $123.0 million for the same period in 2007.

•                  Angiomax U.S. sales increased by 33% to $161.4 million for the first half of 2008 from $121.5 million for the first half of 2007.

•                  Angiomax/Angiox international net revenue in the first half of 2008 increased $3.3 million to $4.8 million compared to $1.5 million in the first half of 2007.

•                  Net income for the first half of 2008 was $8.9 million, or $0.17 per share, compared to net income of $3.9 million, or $0.07 per share, for the first half of 2007.

•                  Excluding stock-based compensation expense and non-cash income taxes, the Company reported first half of 2008 non-GAAP net income of $26.9 million, or $0.51 per share, compared to non-GAAP net income of $13.3 million, or $0.25 per share, for the first half of 2007.

The following table provides reconciliations between GAAP and non-GAAP net income for the second quarter (Q2) and first half (1H) of 2008 and 2007.  Non-GAAP net income excludes stock-based compensation expense and the non-cash provision for income taxes:

(in millions)	Reported GAAP Net Income	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Non-GAAP Net Income (1)
Q2 2008	$4.1	$6.9	$3.6	$14.5
Q2 2007	$0.8	$3.7	$0.6	$5.1
1H 2008	$8.9	$11.4	$6.6	$26.9
1H 2007	$3.9	$7.2	$2.2	$13.3

Note: Amounts may not sum due to rounding.

(1) Excluding stock-based compensation expense and the non-cash provision for income taxes

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the second quarter (Q2) and first half (1H) of 2008 and 2007 are provided in the following table:

(per share)	Reported GAAP EPS	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Non-GAAP EPS(1)
Q2 2008	$0.08	$0.13	$0.07	$0.28
Q2 2007	$0.02	$0.07	$0.01	$0.10
1H 2008	$0.17	$0.22	$0.13	$0.51
1H 2007	$0.07	$0.14	$0.04	$0.25

Note: Amounts may not sum due to rounding.

(1) Excluding stock-based compensation expense and the non-cash provision for income taxes

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and the non-cash provision for income taxes.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

Revised 2008 Guidance

Based upon results of the first half of 2008, the Company provided revised 2008 guidance as follows:

•                  Full year net revenue of $335 million to $355 million, including:

•                  US net revenue for Angiomax of $320 million to $330 million

•                  SG&A expense of $153 million to $159 million (GAAP)

•                  $135 million to $140 million excluding stock-based compensation expense

•                  Total stock-based compensation expense of $22 million to $24 million

The Company reaffirmed 2008 guidance on other line items as follows:

(in millions, except percentages and per share amounts)	Original	Revised
Net Sales
US Angiomax	$310-$320	$320-$330
International Angiox	$10-$15
US Cleviprex	$5-$10
Total	$325-$345	$335-$355

Cost of revenue	25%

R&D (GAAP)	$79-$83
(w/o 123R)	$75-$79

SG&A (GAAP)	$146-$153	$153-$159
(w/o 123R)	$130-$135	$135-$140

Stock Based Comp -123R (1)	$20-$22	$22-$24

Investment Income	$6-$8

Effective Tax Rate	50%-55%

Net Income - GAAP	$12-$16
- Non GAAP	$41-$49

EPS - GAAP	$0.22-$0.30
EPS - Non GAAP	$0.77-$0.92

(1) Note that GAAP reporting of R&D and SG&A include stock based compensation expense

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss second quarter and first half 2008 financial results, guidance and operational developments.  The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:

Domestic Dial In: 877-419-6590

International Dial In: 719-325-4894

Replay is available from 11:30 a.m. Eastern Time following the conference call through August 6, 2008.  To hear a replay of the call, dial 888-203-1112 (domestic) and 719-457-0820 (international).  Passcode for both dial in numbers is 4642411.

MDCO-F

About The Medicines Company: The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart. The Company also has two products in late-stage development, Cleviprex™ (clevidipine butyrate) injectable emulsion and cangrelor. The Company’s website is www.themedicinescompany.com.

This document is intended to assist listeners of The Medicines Company’s quarterly results conference call available via webcast at www.themedicinescompany.com.  In this document and the call, statements about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including our 2008 guidance, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 12, 2008, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,
(in thousands, except per share data)	2008	2007

Net revenue	$86,731	$56,399

Operating expenses:
Cost of revenue	21,939	15,094
Research and development	19,781	15,729
Selling, general and administrative	38,789	26,819
Total operating expenses	80,509	57,642

Income (loss) from operations	6,222	(1,243)

Other income	1,805	2,719

Income before income taxes	8,027	1,476
Provision for income taxes	(3,971)	(659)

Net income	$4,056	$817

Basic earnings per common share	$0.08	$0.02
Shares used in computing basic earnings per common share	51,834	51,638

Diluted earnings per common share	$0.08	$0.02
Shares used in computing diluted earnings per common share	52,441	52,294

	Six Months Ended June 30,
(in thousands, except per share data)	2008	2007
Net revenue	$166,159	$123,046

Operating expenses:
Cost of revenue	41,032	32,874
Research and development	38,443	35,208
Selling, general and administrative	74,139	53,957
Total operating expenses	153,614	122,039

Income from operations	12,545	1,007

Other income	4,186	5,302
Income before income taxes	16,731	6,309
Provision for income taxes	(7,821)	(2,444)
Net income	$8,910	$3,865

Basic earnings per common share	$0.17	$0.07
Shares used in computing basic earnings per common share	51,792	51,578

Diluted earnings per common share	$0.17	$0.07
Shares used in computing diluted earnings per common share	52,361	52,587

The Medicines Company

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
(in thousands)	2008	2007

ASSETS
Cash, cash equivalents and available for sales securities	$238,068	$222,113
Accrued interest receivable	1,071	1,598
Accounts receivable, net	25,081	25,584
Inventory	29,567	35,468
Prepaid expenses and other current assets	10,949	7,425
Total current assets	304,736	292,188

Fixed assets, net	4,054	3,245
Intangible assets, net	14,641	14,929
Restricted cash	5,000	5,000
Deferred tax assets	39,433	46,018
Other assets	181	136
Total assets	$368,045	$361,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$68,454	$83,620
Stockholders’ equity	299,591	277,896
Total liabilities and stockholders’ equity	$368,045	$361,516

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2008
				Non-Cash
	GAAP (1)			Tax		Non-GAAP (4)
	As Reported	SFAS123R		Provision		As Adjusted
Net revenue	$86,731	$—		$—		$86,731

Operating expenses:
Cost of revenue	21,939	(219	)(2)	—		21,720
Research and development	19,781	(1,192	)(2)	—		18,589
Selling, general and administrative	38,789	(5,451	)(2)	—		33,338
Total operating expenses	80,509	(6,862)		—		73,647

Income from operations	6,222	6,862		—		13,084

Other income	1,805	—		—		1,805
Income before income taxes	8,027	6,862		—		14,889
Provision for income taxes	(3,971)	—		3,586	(3)	(385)
Net income	4,056	6,862		3,586		14,504

Basic earnings per common share	$0.08	$0.13		$0.07		$0.28

Shares used in computing basic earnings per common share	51,834	51,834		51,834		51,834

Diluted earnings per common share	$0.08	$0.13		$0.07		$0.28

Shares used in computing diluted earnings per common share	52,441	52,441		52,441		52,441

(1)          GAAP Results

(2)          Non-cash stock compensation expense

(3)          Non-cash tax provision

(4)          Non-GAAP Results

	Six Months Ended June 30,
	2008
				Non-Cash
	GAAP (1)			Tax		Non-GAAP (4)
	As Reported	SFAS123R		Provision		As Adjusted
Net revenue	$166,159	$—		$—		$166,159

Operating expenses:
Cost of revenue	41,032	(356	)(2)	—		40,676
Research and development	38,443	(1,872	)(2)	—		36,571
Selling, general and administrative	74,139	(9,196	)(2)	—		64,943
Total operating expenses	153,614	(11,424)		—		142,190

Income from operations	12,545	11,424		—		23,969

Other income	4,186	—		—		4,186
Income before income taxes	16,731	11,424		—		28,155
Provision for income taxes	(7,821)	—		6,602	(3)	(1,219)
Net income	8,910	11,424		6,602		26,936

Basic earnings per common share	$0.17	$0.22		$0.13		$0.52

Shares used in computing basic earnings per common share	51,792	51,792		51,792		51,792

Diluted earnings per common share	$0.17	$0.22		$0.13		$0.51

Shares used in computing diluted earnings per common share	52,361	52,361		52,361		52,361

(1)          GAAP Results

(2)          Non-cash stock compensation expense

(3)          Non-cash tax provision

(4)          Non-GAAP Results